EXHIBIT 99.1

Northern States Financial Corporation
1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois 60079-0039
847-244-6000

Retirement of Fred Abdula as Chief Executive Officer of Northern States Financial Corporation and NorStates Bank

WAUKEGAN, IL, March 8, 2010 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, an FDIC-insured financial institution, today announced that, effective immediately, Fred Abdula, the long-time Chief Executive Officer of both Northern States Financial Corporation (the “Company”) and NorStates Bank (the “Bank”) was retiring as Chief Executive Officer.  Mr. Abdula will continue to serve as Chairman of the Board of Directors of the Company and the Bank.  Scott Yelvington, Executive Vice President of the Company and President and Chief Operating Officer of the Bank, is now the senior executive officer of the Company and the Bank.

“Scott is a proven business leader with a true commitment to our customers and the communities in which we serve,” said Mr. Abdula.  “I have great confidence in his ability to lead the Bank in the future.”

In announcing this transition, the Board of Directors commented that they were extremely grateful to Mr. Abdula for his many years of service as well as his tremendous contributions to and leadership of the Bank, and they look forward to Mr. Abdula’s continuing role as Chairman.

About Northern States Financial Corporation

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan  and lease portfolios, a continued increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:

Scott Yelvington, Executive Vice President (847) 244-6000 Ext. 201

Websites:  www.nsfc.com        www.nsfc.net